UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

___________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2017, The Clorox Company, The Glad Products Company, Glad Manufacturing Company, Clorox Services Company, The Clorox Sales Company and Clorox International Company (collectively, the “Clorox Parties”), and The Procter & Gamble Company and Procter & Gamble RHD, Inc. (collectively, the “P&G Parties”), entered into the First Extension and Amendment (the “First Extension”) of the Amended and Restated Joint Venture Agreement, dated as of January 31, 2003, as amended (as so amended, the “JV Agreement”). The First Extension is effective as of December 20, 2017.

Pursuant to the terms of the First Extension, the term of the JV Agreement will expire on January 31, 2026, unless earlier terminated pursuant to the provisions of the JV Agreement. Either the P&G Parties or the Clorox Parties may deliver written notice to the other party at any time prior to midnight, Eastern time, on January 31, 2025 requesting that the term of the JV Agreement be extended for an additional seven (7) years from January 31, 2026. If the party receiving the notice agrees to such extension, such term will terminate on January 31, 2033, unless earlier terminated pursuant to the provisions of the JV Agreement. If the party receiving the notice does not agree to such extension, such term will automatically terminate on January 31, 2026. Prior to the execution of the First Extension, the JV Agreement would have expired on January 31, 2023 unless the parties agreed, on or prior to January 31, 2018, to extend the term of the JV Agreement for another 10 years or agree to take some other relevant action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date:	December 20, 2017	By:	/s/ Laura Stein
Executive Vice President –
General Counsel and Corporate Affairs